EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Post Effective Amendment Number 3 to Registration Statement No. 333-166321 on Form S-1 of our report dated April 6, 2011 on the consolidated balance sheet of Campbell & Company, Inc. as of December 31, 2010, which appears in the Prospectus, which is part of such Registration Statement. We also consent to the statements with respect to us as appearing under the heading "Experts" in the Prospectus.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland

December 6, 2011